UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): August 3, 2005
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                                SCAN-OPTICS, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



           Delaware                   000-05265               06-0851857
 ----------------------------        ------------          ----------------
 (State or other jurisdiction        (Commission          (I.R.S. Employer
       of incorporation)             File Number)         Identification No.)


          169 Progress Drive, Manchester, CT                    06040
        --------------------------------------               ----------
       (Address of principal executive offices)              (Zip Code)



       Registrant's telephone number, including area code: (860) 645-7878
                                                            -------------


          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01         Entry into a Material Definitive Agreement.

         On August 5, 2005, Scan-Optics, Inc. entered into and closed a Foreclosure Agreement with its secured lender, SO Acquisition, LLC (as the assignee of ZOHAR II 2005-1, Limited, ZOHAR CDO 2003-1, Limited under the Credit Agreement described in Item 2.04 below) and Patriarch Partners Agency Services, LLC as agent to the lender ("Foreclosure Agreement"). One of the company's prior lenders under the Credit Agreement, ARK CLO 2000-1 Limited, is also the majority holder of common stock of Scan-Optics, Inc. and the sole holder of its 4% Series I Cumulative Redeemable Preferred Stock.

         The Foreclosure Agreement provides for Scan-Optics, Inc. transferring substantially all of its assets to SO Acquisition, LLC in consideration of the company being released from its obligations under the Third Amended and Restated Credit Agreement, dated March 30, 2004 among Scan-Optics, Inc. as borrower, Scan-Optics Limited, Scan-Optics (Canada), Ltd., ARK CLO 2000-1 Limited, ZOHAR II 2005-1, Limited, ZOHAR CDO 2003-1, Limited and Patriarch Partners Agency Services, LLC as agent to the lenders, as amended by the First Amendment thereto date June 27, 2005 ("Credit Agreement"). The existing principal amount outstanding under the Credit Agreement at the time of closing of the Foreclosure Agreement was $14,310,000 exclusive of interest and other charges. The Foreclosure Agreement provides that the company retains certain limited assets and that the lender assumes certain liabilities of the company, including but not limited to, certain accrued obligations with respect to current employees and certain trade payables. The lender will also assume certain employee benefit plans of the company and certain of its insurance policies. Under the Foreclosure Agreement, the company was permitted to obtain extended directors and officers insurance, and the lender agreed to assume or fund the defense of actions brought against the company after the closing. In connection with the closing under the Foreclosure Agreement (i) the company delivered a general assignment and bill of sale to the lender, (ii) the company delivered to the lender a list of signatories to its bank accounts, (iii) the company delivered to the lender the resolutions of the board of directors authorizing the company to enter into the Foreclosure Agreement and related transactions, (iv) the company received a fairness opinion from Parker Benjamin, Inc. with respect to the proposed transfer of assets, (v) the company's majority holder of common stock and sole holder of preferred stock, ARK CLO 2000-1, Limited, delivered written consents and waivers to the company, and (vii) the company delivered a wind down budget to the lender which the lender agrees to fund as requested by the company. Pursuant to the agreement the company releases ARK CLO 2000-1, Limited with respect to claims related to the foreclosure agreement transactions and other matters. In addition, at the closing the company terminated the employment of all of its employees as of that time, and pursuant to the terms of the Foreclosure Agreement those employees are to be hired by SO Acquisition, LLC, the newly-formed entity that will hold the assets of Scan-Optics and operate the business formerly conducted by Scan-Optics.

         Following the closing of the Foreclosure Agreement, Scan-Optics, Inc. has ceased doing business and is expected to be dissolved at an appropriate time in accordance with the applicable provisions of the Delaware General Corporation Law. Following the closing of the Foreclosure Agreement, the board of directors has voted to dissolve the company, subject to requisite stockholder approval and following compliance with SEC regulations requiring the filing of an


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information statement with respect to such approval. The company does not believe that there will be any residual value left to the holders of common stock of the company following the closing of the Foreclosure Agreement and any winding-down of the company's affairs.

         The foregoing description is qualified in its entirety with reference to the copy of the Foreclosure Agreement attached as Exhibit 10.1.

Item 2.01         Completion of Acquisition or Disposition of Assets

         See the description in Item 1.01 above regarding the company's transfer of substantially all of its assets to its secured creditor pursuant to the Foreclosure Agreement.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On August 3, 2005, Scan-Optics, Inc. received a notice of default from its secured lender, SO Acquisition, LLC under the Third Amended and Restated Credit Agreement, dated March 30, 2004 among Scan-Optics, Inc. as borrower, Scan-Optics Limited, Scan-Optics (Canada), the lenders party thereto and Patriarch Partners Agency Services, LLC as agent to the lenders, as amended by the First Amendment thereto date June 27, 2005 (the "Credit Agreement").

         The notice of default states that Scan-Optics, Inc. has failed to repay when due certain amounts due under Section 2.9 of the Credit Agreement, and that it failed at the end of the company's second fiscal quarter ending June 30, 2005 to observe certain financial covenants in the Credit Agreement regarding Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization under Section 6.2(c) of the Credit Agreement. The notice of default accelerated all of the company's indebtedness under the Credit Agreement, and all of the approximately $14,310,000 plus accrued interest outstanding and other charges under the Credit Agreement became immediately due and owing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (b) Pursuant to the terms of the Foreclosure Agreement described in
Item 1.01 above, all of the principal officers of Scan-Optics, Inc., Paul M. Yantus, Peter H. Stelling, Joseph P. Crouch and Richard C. Goyette ceased to be employees of the company effective at close of business on August 5, 2005.

         (c) On August 5, 2005, following the resignation of Paul M. Yantus as President of the company, effective at close of business on August 5, 2005, the board of directors elected Scott Schooley to serve as president of the company. Mr. Schooley, age 49, is Chairman of the Board of Directors of the company, and is the President and Managing Member of Woodside Capital Management, LLC ("Woodside") an entity created to purchase distressed senior secured loans. Mr. Schooley is also a member of the Governing Board of Woodside and beneficially owns more that 5% of Woodside Capital Management, LLC, Woodside Funding Management, LLC and Woodside Opportunity Partners, LLC. Mr. Schooley was formerly the President of

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


Blackstone Cable, an entity he created to purchase distressed cable television loans and cable television systems. In such capacity, he managed loan purchases, receivership and bankruptcy proceedings, acquisitions, transfers of ownership and operations of cable television assets. Prior to the creation of Woodside and Blackstone Cable, he was a partner in the law firm of Bingham Dana, LLP (currently Bingham McCutchen), where he represented lenders and borrowers in a variety of financing, bankruptcy and corporate transactions. Mr. Schooley is a director of Petry Media Corp., and a director and a member of the compensation committee of FPM, LLC.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in
                  Fiscal Year

         On August 5, 2005, the company's majority holder of common stock and sole holder of its preferred stock, ARK CLO 2000-1, Limited consented amending the company's certificate of incorporation to permit the board of directors to consist of one director, and the company expects to file such an amendment following requisite stockholder approval and compliance with SEC regulations requiring the filing of an information statement with respect to such consent.

Item 8.01         Other Events.

         The company has been notified by the American Arbitration Association that James C. Mavel has filed a demand for arbitration under an Employment Agreement, effective as of December 31, 1996, between the company and Mr. Mavel.

Item 9.01         Financial Statements and Exhibits.

         (c)      Exhibits

                  10.1  Foreclosure Agreement



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SCAN-OPTICS, INC.



                                           By: /s/ Peter H. Stelling
                                           ---------------------------

                                           Name: Peter H. Stelling
                                           Title:  Chief Financial Officer,
                                           Vice President, Secretary  and
                                           Treasurer
Date:  August 5, 2005



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